May 13, 2012

Mr. Ryan Poelman

Evolved Technology, LLC

PC Global Investments LLC

1250 East 200 South, Ste. 2E

Lehi, UT 84043

Re: Lot6 Media and Thread Point Holding, LLC

Dear Mr. Poelman:

The purpose of this letter (this “Letter Agreement”) is to set forth our mutual understanding and agreement with respect to the execution of a Second Amendment of the Share Exchange Agreement dated as of the 14th day of November, 2011, as amended December 11, 2011, between the parties (“Share Exchange Agreement”) as well as the material terms and conditions for the acquisition of Thread Point Holding, LLC (and its subsidiaries) (collectively, “Threadpoint”) by Webxu, Inc. Capitalized terms not defined herein have the meanings set forth in the Share Exchange Agreement. The basic terms of our understanding are as follows:

1.      With respect to the Share Exchange Agreement and the $5 million Note issued in accordance therewith, Webxu, Inc. Evolved Technology, LLC and Ryan Poelman shall execute and deliver to one another concurrently herewith the Second Amendment to Share Exchange Agreement (including Exhibit A) affixed hereto as Attachment One, which amendment covers the following items: (1) Payment of $1,150,532 to Evolved Technology for the Note and Net Working Capital balance within five (5) business days of execution of this Letter Agreement; (2) Granting of 1.7 million restricted shares of Webxu common stock to Evolved Technology, which at a valuation of $2.50 per share equates to $4.25 million; (3) Delivery to Evolved Technology of certificates representing the balance of the 2.5 million restricted shares of Webxu common stock due; (4) Execution of a Put/Call Option Agreement for the 1.7 million shares of Webxu common stock granted; (5) Adjustment of the dates for the earn out periods set forth in the Share Exchange Agreement; and (6) Cancellation of the $5 million Note and deletion of the rescission language in the Share Exchange Agreement.

2.      In connection with the agreement described in Paragraph 1 above, PC Global Investments LLC and Ryan Poelman (collectively, “Seller”) will sell Seller’s 100% ownership interest in Threadpoint (which entities shall be free of debt) to Webxu for a payment of $7 million plus $5 million in stock (2 million shares valued at $2.50 per share), on terms substantially similar to those set forth in Attachment Two, subject only to Webxu’s completion of due diligence of Threadpoint (and Webxu’s reasonable satisfaction therewith) and Seller’s completion of due diligence on Webxu’s financial commitments (and Seller’s reasonable satisfaction therewith) prior to Closing. Seller shall be granted a ‘Put Option’ for 50% of the shares (1 million shares) at $2.50 per share on the 12th month anniversary of Closing. Seller shall also be granted a ‘Put Option’ for balance of the shares (1 million shares) at $2.50 per share on the 18th month anniversary of Closing. Webxu shall have ‘call option(s)’ in any amount up to 100% of the 2 million shares at any time up to 18th month anniversary of Closing. Seller shall also have the following earn outs: (1) If the Net Income on a GAAP basis for Threadpoint for the first twelve (12) months from Closing is equal to or greater than $5 million, then Seller shall earn an additional $5 million; and (2) If the Net Income on a GAAP basis for Threadpoint for the second twelve (12) months from Closing is equal to or greater than $5 million, then Seller shall earn an additional $5 million. The “Closing” shall take place as soon as the parties working in good faith can complete their due diligence, but no later than June 15, 2012, unless the parties otherwise agree .

It is understood and agreed that this Letter Agreement constitutes a binding agreement amongst the parties. The parties agree to act in good faith and to cooperate with respect to the completion of due diligence and the finalization of an acquisition agreement (including schedules) for Threadpoint.

[SIGNATURES ON NEXT PAGE]

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

If this Letter Agreement reflects our agreement, please so indicate by executing this Letter Agreement in the space provided below and return it to us.

Very truly yours,

WEBXU INC.

/s/ Matt Hill
MATT HILL
CEO

Accepted and agreed to:

EVOLVED TECHNOLOGY, LLC

/s/ Ryan Poelman
Ryan Poelman, Manager/Member

PC GLOBAL INVESTMENTS, LLC

/s/ Ryan Poelman
Ryan Poelman, Manager/Member

RYAN POELMAN

/s/ Ryan Poelman
Ryan Poelman

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

ATTACHMENT ONE

SECOND AMENDMENT TO SHARE EXCHANGE AGREEMENT

This Second Amendment to Share Exchange Agreement (“Amendment”) is entered into as of the ___th day of May, 2012, by and among Webxu, Inc., a Delaware corporation (“WEBXU”), Lot6 Media Inc., a Delaware corporation (“Lot6”), EVOLVED TECHNOLOGY, LLC, a Utah limited liability company (“Evolved Technology”), and RYAN POELMAN, an individual (“Poelman”). Capitalized terms not defined herein have the meanings set forth in the Share Exchange Agreement (as defined below).

RECITALS

WHEREAS, WEBXU, Lot6, Evolved Technology and Poelman entered into that certain Share Exchange Agreement as of the 14th day of November, 2011, as amended December 11, 2011 (“Share Exchange Agreement”) and the Lock-Up/Leak-Out Agreement dated as of November 11, 2011 (“Lock-Up/Leak-Out Agreement”); and

WHEREAS, WEBXU has already paid a portion of the consideration under the Share Exchange Agreement to Evolved Technology and Poelman; and

WHEREAS, the parties desire to restructure payment of certain consideration in the Share Exchange Agreement; and

WHEREAS, WEBXU, Lot6, Evolved Technology and Poelman now wish to amend further the Share Exchange Agreement as herein provided.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.       On or before May __, 2012, WEBXU shall pay by wire transfer to Evolved Technology the sum of One Million One Hundred Thousand Five Hundred Thirty Two Dollars ($1,150,532), of which $400,532 represents the final balance owing on the Net Working Capital balance described in Section 1.2(e) of the Share Exchange Agreement and $750,000 represents a payment on the Note. WEBXU shall promptly deliver to Evolved Technology: (1) an additional One Million Seven Hundred Thousand (1,700,000) shares of WEBXU common stock, free and clear of all Liens, subject to the terms and conditions of this Agreement, based on a valuation of $2.50 per share as set forth in the Put/Call Option Agreement attached hereto as Exhibit A, in satisfaction of the remaining balance of $4.25 million due on the Note, and (2) the certificates representing the balance of the Two Million Five Hundred Thousand (2,500,000) shares owed under section 1.2(b) of the Share Exchange Agreement. For purposes of clarification, these additional 1.7 million shares shall also be covered by and subject to the Lock-Up/Leak-Out Agreement.

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

2.      Evolved Technology and Poelman shall promptly cancel the Note and shall promptly deliver the cancelled Note to WEBXU.

3.      The following sentence contained in Section 1.2(a) of the Share Exchange Agreement shall be deleted in its entirety from the Share Exchange Agreement and shall be of no further force and effect: “In the event that WEBXU fails to pay the Note in full by the maturity date, then LOT 6 Shareholder’s sole remedy in such event, unless otherwise expressly agreed upon by both parties, shall be to request rescission of the entire transaction, in which event LOT 6 Shareholder shall surrender to WEBXU all Shares received hereunder and WEBXU shall surrender to LOT 6 Shareholder all Lot 6 Shares received.”

3.      The parties shall promptly execute and deliver to one another a Put/Call Option Agreement in the form attached hereto as Exhibit A.

4.      Section 1.2(c) of the Share Exchange Agreement is hereby deleted in its entirety and is replaced by the following new Section 1.2(c), as follows:

“(c) For the period commencing June 1, 2012 and continuing for twelve (12) months thereafter (the “First Year Measurement Period”), any Additional Consideration shall be calculated as follows:

(i)      If the Net Income on a GAAP basis for LOT 6 for the First Year Measurement Period is equal to or greater than $3,000,000, then LOT 6 Shareholder shall earn Additional Consideration of $5,000,000.

(ii)      LOT 6 Shareholder shall also earn Additional Consideration of two times the amount by which the LOT 6’s Net Income on a GAAP basis for the First Year Measurement Period exceeds $4,500,000 (the “First Year Floor”). If LOT 6 Net Income on a GAAP basis exceeds the First Year Floor, then the maximum Additional Consideration that can be earned pursuant to this subsection (ii) during the First Year Measurement Period is $7,500,000.

Any Additional Consideration earned for the First Measurement Period shall be payable within 60 days from the end of the First Year Measurement Period. In lieu of cash, WEBXU shall have the option, but not the obligation, to pay all or a portion of such Additional Consideration in shares of common stock of WEBXU priced at the 10-day Average VWAP.”

5.      Section 1.2(d) of the Share Exchange Agreement is hereby deleted in its entirety and is replaced by the following new Section 1.2(d), as follows:

“(d) For the period commencing June 1, 2013 and continuing for twelve (12) months thereafter (the “Second Year Measurement Period”), any Additional Consideration shall be calculated as follows:

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

(i)      If the Net Income on a GAAP basis for LOT 6 for the Second Year Measurement Period is equal to or greater than $5,000,000, then LOT 6 Shareholder shall earn Additional Consideration of $4,000,000.

(ii)      LOT 6 Shareholder shall also earn Additional Consideration of two times the amount by which the LOT 6’s Net Income on a GAAP basis for the Second Year Measurement Period exceeds $6,000,000 (the “Second Year Floor”). If LOT 6 Net Income on a GAAP basis exceeds the Second Year Floor, then the maximum Additional Consideration that can be earned pursuant to this subsection (ii) during the Second Year Measurement Period is $7,500,000.

Any Additional Consideration earned for the Second Year Measurement Period shall be payable within 60 days from the end of the Second Year Measurement Period. In lieu of cash, WEBXU shall have the option, but not the obligation, to pay all or a portion of such Additional Consideration in shares of common stock of WEBXU priced at the 10-day Average VWAP.”

6.      This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Amendment is legal, valid and binding for all purposes.

Except to the extent specifically set forth herein, all other terms and conditions of the Share Exchange Agreement are hereby ratified and affirmed.

[SIGNATURE PAGE FOLLOWS]

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

WEBXU:

WEBXU, INC.

By:
Matt Hill, Chief Executive Officer

LOT6:

LOT6 MEDIA, INC.

By:
Matt Hill, Secretary

EVOLVED TECHNOLOGY:

EVOLVED TECHNOLOGY, LLC

By:
Ryan Poelman, managing member of
Evolved Technology, LLC

POELMAN:

RYAN POELMAN

By:
Ryan Poelman

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

EXHIBIT “A”

PUT/CALL OPTION AGREEMENT

This Put/Call Option Agreement (this “Agreement”) is made and entered into this ___ day of May, 2012 (“the “Effective Date”), by and between WEBXU, Inc., a Delaware corporation (“WEBXU”) and EVOLVED TECHNOLOGY, LLC, a Utah limited liability company (“Evolved Technology”). WEBXU and Evolved Technology are each referred to as a “Party” and, collectively, they are sometimes referred to as the “Parties.”

RECITALS

WHEREAS, the Parties have entered into that certain Share Exchange Agreement as of the 14th day of November, 2011, as amended December 11, 2011 (“Share Exchange Agreement”);

WHEREAS, the Parties have entered into a Second Amendment to the Share Exchange Agreement (“Second Amendment”) in which Evolved Technology desires to have a Put option for certain WEBXU shares as set forth in the Second Amendment and WEBXU desires to have a Call option for those same WEBXU shares;

WHEREAS, it is a condition to the Parties’ obligations to close the transactions contemplated in the Second Amendment that the Parties execute and deliver this Agreement; and

NOW THEREFORE, for and in consideration of the transactions contemplated in the Second Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WEBXU and Evolved Technology agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

(a) “Business Day” means any day other than a Saturday, a Sunday or a day in which commercial banks located in Los Angeles are permitted by law to close. In the event that an action falls on a non-Business Day, then such action may be taken on the next Business Day.

(b) “Call Period” means the period beginning on the Effective Date of this Agreement and ending on a Business Day eighteen (18) months thereafter.

(c) “Call Strike Price” means US$2.50 per Evolved Stock share.

(d) “Evolved Stock” means only the One Million Seven Hundred Thousand (1,700,000) shares of common stock, $0.001 par value per share, of Webxu, Inc. received by Evolved Technology under the terms of the Second Amendment.

(e) “Put Period A” means the period beginning on January 2, 2013 and ending on a Business Day fourteen (14) days thereafter.

(f) “Put Period B” means the period beginning on July 1, 2013 and ending on a Business Day fourteen (14) days thereafter.

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

(g) “Put Strike Price” means US$2.50 per Evolved Stock share.

ARTICLE II

PUT OPTION

Section 2.1 Put Option. WEBXU hereby grants Evolved Technology: (1) an irrevocable option (the “Put Option A”) under this Agreement under which Evolved Technology shall have the right, but not the obligation, to cause WEBXU to purchase Eight Hundred Fifty Thousand (850,000) of the outstanding shares of Evolved Stock at the Put Strike Price; and (2) an irrevocable option (the “Put Option B”) under this Agreement under which Evolved Technology shall have the right, but not the obligation, to cause WEBXU to purchase Eight Hundred Fifty Thousand (850,000) of the outstanding shares of Evolved Stock at the Put Strike Price. Any Put Option exercised pursuant to this Section 2.1 shall be completed within fifteen (15) days following the giving of an executed copy of the exercise notice in the applicable form attached hereto as Exhibit A (the “Exercise Notice”). At the Closing (i) Evolved Technology will deliver to WEBXU the certificate or certificates representing the shares to be acquired by WEBXU, accompanied by stock powers executed in blank and otherwise will take such action as may be reasonably necessary in order to transfer to WEBXU good and marketable title to such shares, free and clear of all claims, liens and encumbrances of any nature, and (ii) WEBXU will at its election satisfy the payment obligation either by (x) wire transfer of the amount thereof in immediately available funds to Evolved Technology's designated bank account or (y) by certified check.

Section 2.2 Put Option Exercise Notice. In order to exercise the Put Option A, Evolved Technology shall send at any time prior to 5:00 p.m., Pacific time, on the last Business Day of the Put Period A to WEBXU an executed copy of the applicable Exercise Notice. In order to exercise the Put Option B, Evolved Technology shall send at any time prior to 5:00 p.m., Pacific time, on the last Business Day of the Put Period B to WEBXU an executed copy of the applicable Exercise Notice.

ARTICLE III

CALL OPTION

Section 3.1 Call Option. Evolved Technology hereby grants WEBXU multiple irrevocable options (the “Call Options”) under this Agreement under which WEBXU shall have the right, but not the obligation, to exercise an option to purchase any or all of the outstanding shares of Evolved Stock at the Call Strike Price in a single or multiple transactions as WEBXU shall elect. Any Call Option exercised hereunder shall be completed within fifteen (15) days following the giving of the Exercise Notice. At the Closing (i) Evolved Technology will deliver to WEBXU the certificate or certificates representing the shares to be acquired by WEBXU, accompanied by stock powers executed in blank and otherwise will take such action as may be reasonably necessary in order to transfer to WEBXU good and marketable title to such shares, free and clear of all claims, liens and encumbrances of any nature, and (ii) WEBXU will at its election satisfy the payment obligation either by (x) wire transfer of the amount thereof in immediately available funds to Evolved Technology's designated bank account or (y) by certified check.

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

Section 3.2 Call Option Exercise Notice. In order to exercise any of the Call Options, WEBXU shall send at any time prior to 5:00 p.m., Pacific time, on the last Business Day of the Call Period to Evolved Technology an executed copy of the applicable Exercise Notice.

ARTICLE IV

COVENANTS AND AGREEMENTS

Section 4.1 Restrictions on Disposition. Subject to Section 4.2, so long as shares of Evolved Stock are outstanding, Evolved Technology shall not sell, assign, transfer, give, encumber, pledge or in any other way dispose of Evolved Stock (any such act is referred to herein as a “Transfer”), except as provided in this Agreement. Subject to the terms of this Agreement, Evolved Technology shall be entitled to exercise all rights of ownership of their Evolved Stock.

Section 4.2 Expressly Permitted Transfers.

(a) Notwithstanding anything to the contrary in Section 4.1, Evolved Technology may Transfer any of its shares of Evolved Stock or any interest therein (A) to a trust the beneficiary of which is such holder’s owner or such owner’s spouse, parents, members of his immediate family or his lineal descendants, or (B) to any other person provided that WEBXU has consented in writing to such Transfer, which consent can be withheld at the sole discretion of WEBXU (any such transferee pursuant to this Section 4.2(a) shall be referred to herein as a “Permitted Transferee”). Any Transfer made pursuant to this Section 4.2(a) shall be effective only if such Permitted Transferee shall agree in writing to be bound by the terms and conditions of this Agreement.

(b) In the event a Transfer of any shares of Evolved Stock has taken place in violation of the provisions of this Agreement, such Transfer shall be void and of no effect, and no distribution or any kind shall be paid by WEBXU to the transferee in respect of such shares of Evolved Stock (all such dividends and distributions being deemed waived), and the voting rights of such shares of Evolved Stock on any matter whatsoever shall remain vested in the transferor.

Section 4.3 Stock Legend. The stock certificates representing the Evolved Stock shall contain the following legend, in addition to any other legends deemed appropriate or necessary by the Company:

THIS CERTIFICATE IS TRANSFERABLE ONLY UPON (I) COMPLIANCE WITH AND SUBJECT TO THE PROVISIONS OF THE PUT/CALL OPTION AGREEMENT DATED AS OF MAY __, 2012, BY AND BETWEEN WEBXU, INC. AND EVOLVED TECHNOLOGY, LLC AND (II) THE PRIOR WRITTEN APPROVAL OF THE WEBXU, INC. ANY TRANSFER WITHOUT SUCH COMPLIANCE AND APPROVAL SHALL BE VOID AND OF NO EFFECT. A COPY OF THE PUT/CALL OPTION AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF WEBXU, INC. AT ITS PRINCIPAL PLACE OF BUSINESS. WEBXU, INC. WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO WEBXU, INC. AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION UNLESS A VALID EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND WEBXU, INC. HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO ITS COUNSEL THAT SUCH TRANSFER WOULD NOT VIOLATE ANY FEDERAL OR STATE SECURITIES LAW.

Section 4.4 Purchase and Sale of Evolved Stock Upon Bankruptcy or Involuntary Transfer. In the event Evolved Technology (i) voluntarily or involuntarily files for bankruptcy in any court of competent jurisdiction, or (ii) has its shares of Evolved Stock transferred by operation of law or otherwise involuntarily, unless provided to the contrary in a separate agreement, upon written notice to such new stockholder, WEBXU shall have the continuing option to exercise its Call Option with respect to the shares of Evolved Stock beneficially owned by such new stockholder in accordance with Article 3 hereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties. Each party represents and warrants to the other party that (i) it has full power and capacity to enter into and perform this Agreement and this Agreement, when executed, will constitute its valid and binding obligations; and (ii) its execution and delivery of, and the performance of its obligations under this Agreement will not result in a breach of any provision of its articles of incorporation or any other constitutive document; or any agreement to which it is a party or which is binding on it or its assets; or result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound.

ARTICLE VI

TERMINATION

Section 6.1 Termination. Unless otherwise provided herein, this Agreement shall terminate upon the earlier of the parties’ fulfillment of the obligations under this Agreement or one (1) month after the expiration of the Call Period.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

Section 7.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless in writing and signed by the Party to be charged with such amendment or waiver. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 7.3 Notices. All notices permitted or required to be given pursuant to this Agreement shall be given (and will be deemed to have been duly given, if given) by hand delivery, courier service, facsimile, email, or mailed by registered or certified mail, postage prepaid, return receipt requested:

If to Evolved Technology, LLC:

1250 East 200 South, Ste. 2E

Lehi, UT 84043

Facsimile:___________________

Email Address:_________________

Attention: Ryan Poelman

If to WEBXU, Inc.:

11999 San Vicente Blvd., Ste. 400

Los Angeles, CA 90049

Facsimile: (323) 978-1211

Email Address: Matt@webxu.com

Attention: Matt Hill

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if receipt is received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after if not received during the recipient’s normal business hours. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

Section 7.4 Entire Agreement. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.

Section 7.5 Assignments, Successors, and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

Section 7.6 CONSENT TO JURISDICTION. ALL ACTIONS HEREUNDER MUST BE BROUGHT IN THE FEDERAL COURTS IN AND FOR THE CENTRAL DISTRICT OF CALIFORNIA WITHOUT REGARD TO ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE PARTIES. IF SUCH COURTS DO NOT HAVE JURISDICTION FOR ANY REASON, THEN ALL ACTIONS HEREUNDER MUST BE BROUGHT IN THE STATE COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURTS, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT.

Section 7.7 Governing Law. This Agreement and the performance of the transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of Law principles.

Section 7.8 Severability. Any term of this Agreement which would be invalid or unenforceable as written shall be deemed limited in scope and/or duration to the extent necessary to render it enforceable. The determination of any court that any provision is invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity of the offending term or provision in any other situation or in any other jurisdiction.

Section 7.9 Construction. Wherever the context so permits, the use of words in this Agreement in the masculine, feminine or neuter gender shall be construed to include all of such genders. All references to articles, sections, subsections, or subparagraphs are to provisions of this Agreement unless the context dictates otherwise.

Section 7.10 Successors. All of the terms, agreements, covenants and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. If the principal business, operations or a majority or substantial portion of the assets of Evolved Technology are assigned, conveyed, allocated or otherwise transferred, including by sale, merger, consolidation, amalgamation, conversion or similar transactions, such receiving person or entity shall automatically become bound by and subject to the provisions of this Agreement, and Evolved Technology shall cause the receiving person or entity to expressly assume its obligations hereunder.

Section 7.11 Delivery by PDF and Facsimile. This Agreement and any other transaction document, and any amendments hereto or thereto, to the extent signed and delivered by means of portable document format (“PDF”) or a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such Contract, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such Contract shall raise the use of PDF or a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of PDF or a facsimile machine as a defense to the formation of a Contract and each such Party forever waives any such defense.

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

WHEREFORE, the Parties have executed this Agreement as of the date first above written.

WEBXU, INC.

By:
Name: Matt Hill
Title: Chief Executive Officer

EVOLVED TECHNOLOGY, LLC

By:
Ryan Poelman, managing member of
EVOLVED TECHNOLOGY, LLC

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

EXHIBIT A

EXERCISE NOTICE

If exercise of Put Option:

NOTICE OF EXERCISE OF PUT OPTION

To WEBXU, Inc.:

Date:

The undersigned Evolved Technology hereby irrevocably exercises its option to cause the Company to purchase ____shares of Common Stock of WEBXU, Inc. beneficially held by Evolved Technology for $________________ in accordance with Article II of the Put/Call Option Agreement dated May __, 2012.

Evolved Technology, LLC:

By:
Name:
Title:

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

If exercise of Call Option:

NOTICE OF EXERCISE OF CALL OPTION

To: Evolved Technology, LLC

Date:

WEBXU, Inc., a Delaware corporation, hereby irrevocably gives notice to Evolved Technology of the exercise of its option to purchase __________ shares of Common Stock of WEBXU, Inc., a Delaware corporation, for $___________________ in accordance with Article III of the Put/Call Option Agreement dated May __, 2012.

WEBXU, INC.

By:
Name:
Title:

Mailing Address: 11999 San Vicente Blvd., Suite 400, Los Angeles, CA 90049
(310) 807-1765	www.webxu.com

ATTACHMENT TWO

SHARE EXCHANGE AGREEMENT

BY AND AMONG

WEBXU, INC.,

THREAD POINT HOLDING, INC.,

AND

PC GLOBAL INVESTMENTS LLC AND RYAN POELMAN

Dated: MAY __, 2012

ATTACHMENT TWO

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of May __, 2012 (this “Agreement”), by and among WEBXU, INC., a corporation incorporated in the State of Delaware (“WEBXU”), on the one hand; and THREAD POINT HOLDING, INC. (“THREADPOINT”), a Delaware corporation, and PC GLOBAL INVESTMENTS LLC (“PC GLOBAL”), a Utah limited liability company, and RYAN POELMAN (“POELMAN”), an individual (collectively PC GLOBAL AND POELMAN may be referred to as the “THREADPOINT Shareholder”), on the other hand. Each of THREADPOINT, the THREADPOINT Entities and the THREADPOINT Shareholder is sometimes individually referred to herein as a “THREADPOINT Party,” and collectively as the “THREADPOINT Parties.” Each of WEBXU and the WEBXU Entities is sometimes individually referred to as a “WEBXU Party” and collectively as the “WEBXU Parties”. Each of the Parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Exhibit A hereto.

RECITALS

A.        The THREADPOINT Shareholder is the owner of and have good and valid title to all of the issued and outstanding shares of THREADPOINT (the “THREADPOINT Shares”), free and clear of any Liens.

B.         The Board of Directors of WEBXU believes it is advisable and in the best interests of WEBXU and its stockholders that WEBXU acquire the THREADPOINT Shares from the THREADPOINT Shareholder (the “Share Exchange”) pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

Share Exchange; Closing

Section 1.1        Exchange of Consideration. Upon the terms and subject to the conditions of this Agreement, and in reliance on the representations and warranties set forth herein, at the Closing, the parties agree as follows:

(a)        The THREADPOINT Shareholder agrees to convey, assign, transfer and deliver to WEBXU, and WEBXU agrees to acquire from the THREADPOINT Shareholder, all of the THREADPOINT Shareholder’s right, title and interest in the THREADPOINT Shares owned of record or beneficially by the THREADPOINT Shareholder, free and clear of any Liens. Schedule 1.1 hereto sets forth the number and type of “THREADPOINT Shares” that the THREADPOINT Shareholder will convey, assign, transfer and deliver to WEBXU hereunder subject to the terms of this Agreement.

1

(b)        In exchange for the THREADPOINT Shares, at the Closing: (i) WEBXU shall sell, issue and deliver to PC GLOBAL two million (2,000,000) shares of WEBXU common stock (the “Transaction Shares”) free and clear of all Liens, subject to the terms and conditions of this Agreement; and (ii) At Closing, WEBXU shall pay via wire transfer to PC GLOBAL the sum of Seven Million Dollars ($7,000,000).

Section 1.2        Additional Consideration. At and after the Closing, PC GLOBAL will be eligible for payment of all or a portion of the additional consideration in the form of a cash and common stock (the “Additional Consideration”) pursuant to the terms of this Section 1.2. WEBXU will calculate the portion, if any, of the Additional Consideration earned based as follows:

(a)        For the first 12 months from Closing (the “First Year Measurement Period”), any Additional Consideration shall be calculated as follows: (i) If the Net Income on a GAAP basis for THREADPOINT for the first twelve (12) months from Closing is equal to or greater than $5,000,000, then PC GLOBAL shall earn Additional Consideration of $5,000,000. (ii) Any Additional Consideration earned for the First Measurement Period shall be payable within 60 days from the end of the First Year Measurement Period. In lieu of cash, WEBXU shall have the option, but not the obligation, to pay all or a portion of such Additional Consideration in shares of common stock of WEBXU priced at the 10-day Average VWAP.

(b)        For the second 12 months from Closing (the “Second Year Measurement Period”), any Additional Consideration shall be calculated as follows: (i) If the Net Income on a GAAP basis for THREADPOINT for the second twelve (12) months from Closing is equal to or greater than $5,000,000, then PC GLOBAL shall earn Additional Consideration of $5,000,000. (ii) Any Additional Consideration shall be payable within 60 days from the end of the Second Year Measurement Period. In lieu of cash, WEBXU shall have the option, but not the obligation, to pay all or a portion of such Additional Consideration in shares of common stock of WEBXU priced at the 10-day Average VWAP.

(c)        WEBXU shall have no liability whatsoever to POELMAN on account of such payment or delivery of Additional Consideration or Transaction Shares to PC GLOBAL. To the extent that POELMAN and PC GLOBAL direct WEBXU to issue any Shares of WEBXU common stock to POELMAN, POELMAN agrees as a pre-condition to the issuance of any Shares to execute a Lock-up/Leak-out Agreement identical to the Lock-up/Leak-out Agreement delivered by PC GLOBAL at Closing.

Section 1.3         Put/Call Option Agreement. At Closing, WEBXU and PC GLOBAL shall execute and deliver to one another a Put/Call Option Agreement in the form attached hereto as Schedule 1.3.

Section 1.4        Closing. The Closing (the “Closing”) of the Share Exchange and the other transactions contemplated hereby (the “Transactions”) shall take place at the offices of Richardson & Patel, LLP, 1100 Glendon Avenue, 8th Floor, Los Angeles, California 90024 commencing at 9:00 a.m. local time on the business day following the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby or on such other date and at such other time as the Parties may mutually determine (the “Closing Date”).

2

Section 1.5        Deliveries of the Parties. At the Closing, (i) the THREADPOINT Parties (directly and/or through their nominees) shall deliver to the WEBXU Parties all stock certificates representing the THREADPOINT Shares duly endorsed (or with executed stock powers) so as to make WEBXU the sole owner thereof, together with the various certificates, instruments, agreements and documents referred to in Section 8.2 below, and (ii) the WEBXU Parties shall deliver to the THREADPOINT Parties the various other certificates, instruments, agreements and documents referred to in Section 8.1 below.

Section 1.6        Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may be commercially reasonable, to the extent permitted by law, to fulfill its obligations under this Agreement and to effectuate and consummate the Transactions.

Section 1.7        Tax Treatment. The Parties intend the Share Exchange to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Notwithstanding the foregoing, the Parties agree and acknowledge that neither WEBXU nor its counsel has made any representation, warranty or covenant regarding the status of the Share Exchange as a tax-free reorganization.

ARTICLE II

Representations and Warranties of THREADPOINT Parties

Subject to the exceptions set forth in the Disclosure Schedule of the THREADPOINT Parties (the “THREADPOINT Disclosure Schedule”), each of the THREADPOINT Parties jointly and severally represents and warrants to the WEBXU Parties as of the date hereof and as of the Closing as follows:

Section 2.1        THREADPOINT Shares.

(a)        Good Title. The THREADPOINT Shareholder is the registered and beneficial owner of the THREADPOINT Shares and has good and marketable title to the THREADPOINT Shares, with the right and authority to sell and deliver such THREADPOINT Shares. Such shares constitute all of the capital stock of THREADPOINT. Upon delivery of the stock certificates duly assigned and delivered under this Agreement, WEBXU will receive good title to all of the THREADPOINT Shares, free and clear of all Liens.

3

(b)        Capital Structure. The authorized capital stock of THREADPOINT consists of one thousand (1,000) shares of Common Stock, no par value, of which one thousand (1,000) shares are issued and outstanding. All outstanding shares of the capital stock of the THREADPOINT are duly authorized, validly issued, fully paid and nonassessable and are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the THREADPOINT Constituent Instruments or any Contract to which any of the THREADPOINT Parties is a party or otherwise bound. The THREADPOINT Entities have no debt. There are no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the shares of capital stock of THREADPOINT may vote. There are no options to purchase shares of THREADPOINT Common Stock outstanding. There are no warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which any of the THREADPOINT Entities is a party or is bound (A) obligating any of the THREADPOINT Entities to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, any of the THREADPOINT Entities, or (B) obligating any of the THREADPOINT Entities to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking.

Section 2.2        Organization and Standing. Each of the THREADPOINT Entities is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization or formation. Each of the THREADPOINT Entities is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by it or the nature of the business which it conducts requires qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Each of the THREADPOINT Entities has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted.

Section 2.3        Authority; Execution and Delivery; Enforceability. Each of the THREADPOINT Parties, if an entity, has all requisite or other power and authority to execute and deliver this Agreement and the other documents to which it is a party and to consummate the Transactions contemplated hereby and thereby. The execution and delivery by the THREADPOINT Parties of this Agreement and the consummation by them of the Transactions have been duly authorized and approved by the boards of directors or other governing body of each of the THREADPOINT Parties (if an entity), such authorization and approval remains in effect and has not been rescinded or qualified in any way, and no other proceedings on the part of any such entities are necessary to authorize this Agreement and the Transactions. Each of this Agreement and the other documents to which any THREADPOINT Party is a party has been duly executed and delivered by such party and constitutes the valid, binding, and enforceable obligation of each of them, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4

Section 2.4         Noncontravention. Neither the execution, delivery, and performance by the THREADPOINT Entities of this Agreement nor the consummation of the Share Exchange will: (a) assuming the taking of any action by (including any authorization, consent or approval), or in respect of, or any filing with, any Governmental Authority violate any laws applicable or relating to the THREADPOINT Entities; (b) result in a breach or violation of, or default under, any contractual obligation of the THREADPOINT Entities; (c) require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person under any contractual obligation of the THREADPOINT Entities; (d) result in the creation or imposition of a Lien upon, or the forfeiture of the THREADPOINT Shares; or (e) result in a breach or violation of, or default under, the organizational documents of the THREADPOINT Entities.

Section 2.5        Subsidiaries. Section 2.5 of the THREADPOINT Disclosure Schedule lists, as of the date hereof, all Subsidiaries and affiliated entities of THREADPOINT and indicates as to each the type of entity, its jurisdiction of organization and its shareholders or other equity holders, and shall include, but not be limited to Threadpoint, LLC, Managed Media Holding, LLC and Managed Media Group, LLC. Except as set forth in Section 2.5 of the THREADPOINT Disclosure Schedule, THREADPOINT does not directly or indirectly own any other equity or similar interest in or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Except as set forth in Section 2.5 of the THREADPOINT Disclosure Schedule, THREADPOINT is the direct or indirect owner of all outstanding shares of capital stock of its Subsidiaries, and all such shares are duly authorized, validly issued, fully paid and nonassessable and are owned by THREADPOINT free and clear of all Liens. Except as set forth in Section 2.5 of the THREADPOINT Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any Subsidiaries of THREADPOINT or otherwise obligating any Subsidiaries of THREADPOINT to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

Section 2.6        No Conflicts. The execution and delivery of this Agreement or any of the other documents contemplated hereby by each of the THREADPOINT Parties and the consummation of the Transactions and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the assets and properties of any THREADPOINT Entity under any provision of: (i) any THREADPOINT Constituent Instrument; (ii) any THREADPOINT Material Contract (as defined in Section 2.19 herein) to which any THREADPOINT Entity is a party or to or by which it (or any of its assets and properties) is subject or bound; or (iii) conflict with any Material Permit of a THREADPOINT Entity; (b) violate any material Judgment applicable to any THREADPOINT Entity, or its properties or assets, (c) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Contract to which any THREADPOINT Entity is a party; or (d) cause any of the assets owned by any THREADPOINT Entity to be reassessed or revalued by any Governmental Authority.

5

Section 2.7        Consents and Approvals. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with any Governmental Authority (“Consent”) is required to be obtained or made by or with respect to any THREADPOINT Party, in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, except for (a) such Consents as may be required under applicable state securities laws and the securities laws of any foreign country; and (b) such other Consents which, if not obtained or made, would not have a Material Adverse Effect on the THREADPOINT Entities and would not prevent or materially alter or delay any of the Transactions.

Section 2.8        Financial Statements and Net Working Capital. No later than Closing, THREADPOINT has furnished to WEBXU (1) its audited balance sheets from inception through the fiscal year ended December 31, 2011, and the related statements of income of THREADPOINT for the period then ended and the related consolidated statements of income of THREADPOINT for the period then ended and (ii) its unaudited balance sheet and statement of profit and loss as of the four-month period ended April 30, 2012 (the “Most Recent Balance Sheet”), ((i)-(ii) collectively, the “THREADPOINT Financial Statements”). The THREADPOINT Financial Statements fairly present in all material respects the financial condition and operating results of THREADPOINT, as of the dates, and for the periods, indicated therein, and (b) have been prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments, the effect of which will not, individually or in the aggregate, be materially adverse and, in the case of the interim financial statements, the absence of notes that, if presented, would not, individually or in the aggregate, be materially adverse).

Section 2.9        Absence of Certain Changes or Events. Except set forth below in this Section 2.9, from January 1, 2012 to the date of this Agreement, there has not been:

(a)        any event, situation or effect (whether or not covered by insurance) that has resulted in, or is reasonably likely to result in, a Material Adverse Effect on the THREADPOINT Entities;

(b)        any damage, destruction or loss to, or any material interruption in the use of, any of the assets of any of the THREADPOINT Entities (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on the THREADPOINT Entities;

(c)        any material change to a Material Contract by which any of the THREADPOINT Entities or any of its respective assets is bound or subject;

(d)        any mortgage, pledge, transfer of a security interest in, or Lien, created by any of the THREADPOINT Entities, with respect to any of its material properties or assets;

(e)        any loans or guarantees made by any of the THREADPOINT Entities to or for the benefit of its officers or directors, or any members of their immediate families, or any material loans or guarantees made by the THREADPOINT Entities to or for the benefit of any of its employees or any members of their immediate families, in each case, other than travel advances and other advances made in the ordinary course of its business;

(f)        any sale, issuance or grant, or authorization of the issuance of equity securities of any THREADPOINT Entities;

6

(g)        any amendment to any THREADPOINT Constituent Instruments, any merger, consolidation, Share Exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving any THREADPOINT Entities;

(h)        any material Tax election by any THREADPOINT Entities;

(i)        any commencement or settlement of any material Actions (as defined below) by any of the THREADPOINT Entities; or

(j)        any negotiations, arrangement or commitment by any of the THREADPOINT Entities to take any of the actions described in this Section 2.9.

Section 2.10        No Undisclosed Liabilities. The THREADPOINT Entities have no obligations or liabilities of any nature (matured or unmatured, asserted or unasserted, fixed or contingent, including any obligations to issue capital stock or other securities of THREADPOINT Entities) after December 31, 2011, other than (a) those set forth or adequately provided for in the most recent Balance Sheet included in the THREADPOINT Financial Statements (the “THREADPOINT Balance Sheet”), (b) those not required to be set forth in the THREADPOINT Balance Sheet under U.S. GAAP, and (c) those incurred since the date of the THREADPOINT Balance Sheet in the ordinary course of business and not reasonably likely to result in a Material Adverse Effect on THREADPOINT Entities. None of the THREADPOINT Entities has any Liabilities in respect of a guarantee of any Liability of any other Person.

Section 2.11        Litigation. As of the date of this Agreement, there is no private or governmental action, suit, inquiry, notice of violation, claim, arbitration, audit, proceeding (including any partial proceeding such as a deposition) or investigation (“Action”) pending or threatened in writing against any of the THREADPOINT Entities, any of their respective executive officers or directors (in their capacities as such) or any of their respective properties before or by any Governmental Authority which (a) adversely affects or challenges the legality, validity or enforceability of this Agreement or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or would reasonably be expected to result in a Material Adverse Effect on the THREADPOINT Entities. As of the date of this Agreement, there is no Judgment imposed upon any of the THREADPOINT Entities or any of their respective properties, that would prevent, enjoin, alter or materially delay any of the Transactions contemplated by this Agreement, or that would reasonably be expected to have a Material Adverse Effect on the THREADPOINT Entities. Neither the THREADPOINT Entities, nor any director or executive officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a material claim or material violation of or material liability under the securities laws of any Governmental Authority or a material claim of breach of fiduciary duty.

Section 2.12        Licenses, Permits, Etc. Each of the THREADPOINT Entities possesses or will possess prior to the Closing all Material Permits. As of the date of this Agreement, all such Material Permits are in full force and effect. None of the THREADPOINT Entities is in breach or violation of, or default under, any such Material Permit, and no basis exists which, with notice or lapse of time or both, would constitute any such breach, violation, nor default, and the Material Permits will continue to be valid and in full force and effect, on identical terms following the consummation of the Share Exchange.

7

Section 2.13        Title to Properties.

(a)        Real Property. No THREADPOINT Entity owns any real property. The THREADPOINT Entities have a valid leasehold interest in and to each of real property for which the THREADPOINT Entities entered into a lease (the “THREADPOINT Real Estate Leases”) free and clear of all Liens, and none of the THREADPOINT Real Estate Leases is in default, and, as of the date of this Agreement, the Chief Executive Officer of THREADPOINT is not aware of any default by any of the lessors there under, except any such default that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the THREADPOINT Entities. The THREADPOINT Entities have delivered to WEBXU accurate and complete copies of the THREADPOINT Real Estate Leases, in each case as amended or otherwise modified and in effect, together with extension notices and other material correspondence, lease summaries, notices or memoranda of lease, estoppel certificates and subordination, non-disturbance and attornment agreements related thereto. With respect to each THREADPOINT Real Estate Lease that is a sublease, the representations and warranties in this Section 2.13(a) are correct with respect to the underlying lease.

(b)        Tangible Personal Property. Except as would not reasonably be expected to have a Material Adverse Effect on the THREADPOINT Entities, the THREADPOINT Entities are in possession of and have good title to, or have valid leasehold interests in or valid contractual rights to use all tangible personal property as reflected in the THREADPOINT Financial Statements, and tangible personal property acquired (and not otherwise disposed of in the ordinary course of business with a value not exceeding $1,000) since December 31, 2011 (collectively, the “THREADPOINT Tangible Personal Property”). All THREADPOINT Tangible Personal Property is free and clear of all Liens, and is in good order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

(c)        Accounts Receivable. All of the accounts receivable of the THREADPOINT Entities reflected in the THREADPOINT Balance Sheet included in the THREADPOINT Financial Statements have been presented in accordance with U.S. GAAP applied in a manner consistent with the accounting principles applied in the preparation of the THREADPOINT Financial Statements and are bona fide, arose in the ordinary course of business. Except as set forth on Schedule 2.13(c), no Person has any Lien on any of such accounts receivable, and no request or agreement for any material deduction or discount has been made with respect to any of such accounts.

8

Section 2.14        Intellectual Property. Section 2.14 of the THREADPOINT Disclosure Schedule sets forth a description of any patents, trademarks, domain names, copyrights, and any applications therefor which are material to the conduct of the business of the THREADPOINT Entities taken as a whole. The THREADPOINT Entities own, or are validly licensed or otherwise have the right to use, all patents trademarks, domain names and copyrights listed on Section 2.14 of the THREADPOINT Disclosure Schedules and all trade names, service marks, computer software and trade secrets material to the conduct of their business (taken as a whole) as currently conducted (“THREADPOINT Intellectual Property Rights”), except for failures to own, license or have rights to such THREADPOINT Intellectual Property Rights as would not reasonably be expected to have a Material Adverse Effect on the THREADPOINT Entities. Except as set forth in Section 2.14 of the THREADPOINT Disclosure Schedule and except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the THREADPOINT Entities, (i) no claims are pending or threatened that any of the THREADPOINT Entities is infringing or otherwise adversely affecting the rights of any Person with regard to any THREADPOINT Intellectual Property Right; and (ii) no Person has interfered with, infringed upon, diluted, misappropriated, or violated any THREADPOINT Intellectual Property Right. The THREADPOINT Entities have taken reasonable security measures to protect the secrecy, confidentiality, and value of all THREADPOINT Intellectual Property Rights, including requiring each current employee of the THREADPOINT Entities to execute a binding confidentiality agreement, copies or forms of which have been provided to WEBXU and there has not been any breach by any party of such confidentiality agreements.

Section 2.15        Taxes.

(a)        The THREADPOINT Entities have timely filed, or have caused to be timely filed on their behalf, all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of group of corporations, pursuant to applicable Legal Requirements. All Tax Returns filed by (or that include on a consolidated basis) any of the THREADPOINT Entities were (and, as to a Tax Return not filed as of the date hereof, will be) in all respects true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax returns, individually or in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect on the THREADPOINT Entities. There are no unpaid Taxes claimed to be due by any Governmental Authority in charge of taxation of any jurisdiction, nor any claim for additional Taxes for any period for which Tax Returns have been filed, except to the extent any failure to file or any inaccuracies in any filed Tax returns, individually or in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect on the THREADPOINT Entities.

(b)        None of the THREADPOINT Entities has received any notice that any Governmental Authority will audit or examine (except for any general audits or examinations routinely performed by such Governmental Authorities), seek information with respect to, or make material claims or assessments with respect to any Taxes for any period.

(c)        The THREADPOINT Financial Statements reflect an adequate reserve for all Taxes payable by THREADPOINT Entities (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements. None of the THREADPOINT Entities is either a party to or bound by any Tax indemnity, Tax sharing or similar agreement and the THREADPOINT Entities currently have no material liability and will not have any material liabilities for any Taxes of any other Person under any agreement or by the operation of any Law. No deficiency with respect to any Taxes has been proposed, asserted or assessed against any of the THREADPOINT Entities, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the THREADPOINT Entities.

9

(d)        None of the THREADPOINT Entities has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. None of the THREADPOINT Entities has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns. No power of attorney currently in force has been granted by any of the THREADPOINT Entities concerning any Taxes or Tax Return.

Section 2.16        Employment Matters.

(a)        Benefit Plan. None of the THREADPOINT Entities has or maintains any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing material benefits to any current or former employee, officer or director of any of the THREADPOINT Entities (collectively, “THREADPOINT Benefit Plans”). As of the date of this Agreement, there are no severance or termination agreements or arrangements currently in effect between any of the THREADPOINT Entities and any of its current or former employees, officers or directors, nor do any of the THREADPOINT Entities have any general severance plan or policy currently in effect for any of its employees, officers or directors.

(b)        Labor Matters. There are no labor troubles (including any arbitrations, grievances, work slowdown, lockout, stoppage, picketing, or strike) pending or threatened between any of the THREADPOINT Entities, on the one hand, and its employees, on the other hand, and there have been no such troubles at any time during the past five years. Except as disclosed on Section 2.16(b) of the THREADPOINT Disclosure Schedule, (a) no employee of the THREADPOINT Entities is represented by a labor union, (b) none of the THREADPOINT Entities is a party to, or otherwise subject to, any collective bargaining agreement or other labor union contract, and (c) no petition has been filed or proceedings instituted by or on behalf of an employee or group of employees of the THREADPOINT Entities with any labor relations board seeking recognition of a bargaining representative and there are no pending or threatened charges or complaints before the National Labor Relations Board or analogous state of foreign Governmental Entities. None of the THREADPOINT Entities, nor any THREADPOINT Shareholder has implemented any plant closings or layoff of employees that would constitute a “plant closing” or “mass layoff” within the meaning of the Worker Adjustment and Retraining Notification Act of 1988 or any state of local analogy thereto.

(c)        The THREADPOINT Entities (i) are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to their employees; (ii) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments of their employees; and (ii) are not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for their employees (other than routine payments to be made in the ordinary course of company business, consistent with past practice). To the THREADPOINT Entities’ knowledge, none of their employees has materially violated any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by the THREADPOINT Entities and disclosing to the THREADPOINT Entities or using trade secrets or proprietary information of any other person or entity. None of the employees of the THREADPOINT Entities performs services regularly outside of the United States.

10

Section 2.17        Transactions With Affiliates and Employees. None of the executive officers or directors of THREADPOINT Entities nor the THREADPOINT Shareholder is presently a party, directly or indirectly, to any transaction with any of the THREADPOINT Entities that is required to be disclosed under Rule 404(a) of Regulation S-K (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any executive officer, director or any entity in which any executive officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 2.18        Insurance. Section 2.18 of the THREADPOINT Disclosure Schedule sets forth a complete and accurate list of all current insurance policies, letters of credit, and surety bonds covering the assets, business, equipment, properties, operations, employees, officers, and directors of the THREADPOINT Entities (including without limitation, all fire, worker’s compensation, property, and general liability insurance policies). Such policies are currently and will be until the Closing Date in full force and effect, and all premiums with respect thereto have been paid to the extent due. Copies of all such policies have been made available to WEBXU for its inspection. None of the THREADPOINT Entities is in default under any of such policies and no notice of cancellation or termination has been received by the THREADPOINT Entities or any THREADPOINT Shareholder with respect to any such policy.

Section 2.19        Material Contracts.

(a)        THREADPOINT has made available to WEBXU, prior to the date of this Agreement, true, correct and complete copies of each of the following written Contracts, as amended and supplemented to which any of the THREADPOINT Entities is a party: (i) agreements that would be considered a material contract pursuant to Item 601(b)(10) of Regulation S-K; (ii) loan agreements or indentures relating to any indebtedness of the THREADPOINT Parties; and (iii) agreements pursuant to which any of the THREADPOINT Entities receives or pays amounts in excess of $10,000 (each, a “THREADPOINT Material Contract”). A list of each such THREADPOINT Material Contract is set forth on Section 2.19 of the THREADPOINT Disclosure Schedule. As of the date of this Agreement, none of the THREADPOINT Entities is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any THREADPOINT Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the THREADPOINT Entities; and as of the date of this Agreement, no other Person has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the THREADPOINT Entities.

11

(b)        Each THREADPOINT Material Contract is a legal, valid and binding agreement, and is in full force and effect, and (i) none of the THREADPOINT Entities is in breach or default of any THREADPOINT Material Contract to which it is a party in any material respect; (ii) no event has occurred or circumstance has existed that (with or without notice or lapse of time), will or would reasonably be expected to, (A) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any THREADPOINT Material Contract; (B) permit THREADPOINT Entities or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any THREADPOINT Material Contract; or (iii) none of the THREADPOINT Entities has received notice of the pending or threatened cancellation, revocation or termination of any THREADPOINT Material Contract to which it is a party.

Section 2.20        Compliance with Applicable Laws and Organizational Documents; Illegal Payments. The THREADPOINT Entities are in compliance with all applicable Laws, including those relating to occupational health and safety and the environment to which they are subject, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the THREADPOINT Entities. The THREADPOINT Entities are not in breach or violation of, or default under, and none of the THREADPOINT Entities have at any time during the previous five years been in material breach or violation of, or default under its THREADPOINT Constituent Instruments nor is there a basis which could constitute such a breach, violation or default. In the conduct of its business, none of the THREADPOINT Entities have, nor have any of its managers, directors, officers, employees, or agents, (x) directly or indirectly, given, or agreed to give, any illegal gift, contribution, payment, or similar benefit to any supplier, customer, governmental official, or employee or other Person who was, is or may be in a position to help or hinder the THREADPOINT Entities (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local, or foreign public office or (y) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

Section 2.21        Foreign Corrupt Practices. Neither the THREADPOINT Entities, nor the THREADPOINT Shareholder, nor any of their respective Representatives, has, in the course of its actions for, or on behalf of, the THREADPOINT Entities, directly or indirectly, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any Governmental Authority or any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of THREADPOINT Entities to any foreign or domestic government official or employee, except, in the case of clauses (a) and (b) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the THREADPOINT Entities.

12

Section 2.22        Money Laundering Laws. None of the THREADPOINT Entities has violated any money laundering statute or any rules and regulations relating to money laundering statutes (collectively, the “Money Laundering Laws”) and no proceeding involving any THREADPOINT Entities with respect to the Money Laundering Laws is pending or is threatened.

Section 2.23        Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of THREADPOINT Entities.

Section 2.24        OFAC. None of the THREADPOINT Entities, any director or officer of the THREADPOINT Entities, or any agent, employee, affiliate or Person acting on behalf of the THREADPOINT Entities is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the THREADPOINT Entities have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

Section 2.25        Environmental Matters. Each of the THREADPOINT Entities is in compliance with, and has not been and is not in material violation of or subject to any material liability under, any Environmental Law and no proceeding involving any THREADPOINT Entities with respect to any Environmental Law is pending or is threatened. During the previous five years, (a) there has been no release or threatened release by the THREADPOINT Entities of any pollutant, petroleum or any fraction thereof, contaminant or toxic or hazardous material (including toxic mold), substance or waste (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased, or otherwise used by the THREADPOINT Entities, (b) there have been no Hazardous Substances generated by the THREADPOINT Entities that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state, or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Authority, (c) there are no underground storage tanks located on, no PCBs (polychlorinated biphenyls), or PCB-containing Equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act stored on, any site owned or operated by the THREADPOINT Entities, and (e) the THREADPOINT Entities have made available to WEBXU true, accurate and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments, in each case as amended and in effect.

13

Section 2.26        Customers and Suppliers. Section 2.26 of the THREADPOINT Disclosure Schedule sets forth a list of the top twenty (20) customers and top twenty (20) suppliers of the THREADPOINT Entities for the fiscal year ended December 31, 2011 and for the four months ended April 30, 2012 (determined based on, in the case of customers, the amount of revenues recognized from such customer and, in the case of suppliers, the dollar amount of payments made to such supplier). None of the THREADPOINT Entities have received notice (written or otherwise) that any such customer or supplier plans or has threatened to stop or materially decrease the rate of business done with the THREADPOINT Entities. Each agreement relating to such customers and suppliers has been provided to WEBXU.

Section 2.27        Inventory. After considering reserves, all inventories of raw material, work in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies used or to be distributed, licensed or sold in connection with the THREADPOINT Entities’ business (“Inventory”) (a) was acquired and has been maintained in the ordinary course of business, (b) is of good and merchantable quality, (c) consists substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of business, (d) is valued at the lower of cost or market value, (e) is not subject to any write-down or write-off. None of the THREADPOINT Entities is under any liability or obligation with respect to the return of inventory in the possession of distributors, wholesalers, retailers, or other customers in excess of established reserves. None of the THREADPOINT Entities holds assets or properties on consignment or holds title to or ownership of any assets or properties in the possession of others.

Section 2.28        Purchase for Investment.

(a)        The THREADPOINT Shareholder is acquiring the shares of WEBXU common stock for investment for such Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the THREADPOINT Shareholder does not have a present intention of selling, granting any participation in, or otherwise distributing the same.

(b)        The THREADPOINT Shareholder understands that the shares of WEBXU common stock are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that WEBXU's reliance on such exemption is predicated on the representations set forth herein.

Section 2.29        Investment Experience. The THREADPOINT Shareholder acknowledges that he or it can bear the economic risk of his or its investment, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the shares of WEBXU common stock. The THREADPOINT Shareholder acknowledges that neither the Securities and Exchange Commission (“SEC”), nor the securities regulatory body of any state or other jurisdiction has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement or any of the information provided to the THREADPOINT Shareholder as described in Section 2.30 below.

14

Section 2.30        Information. The THREADPOINT Shareholder has carefully reviewed such information as the THREADPOINT Shareholder deemed necessary to evaluate an investment in the shares of WEBXU common stock. To the full satisfaction of the THREADPOINT Shareholder, he has been furnished all materials that he has requested relating to WEBXU and the issuance of the shares of WEBXU common stock hereunder, and the THREADPOINT Shareholder has been afforded the opportunity to ask questions of representatives of WEBXU to obtain any information necessary to verify the accuracy of any representations or information made or given to the THREADPOINT Shareholder.

Section 2.31        Restricted Securities. Each certificate representing shares of WEBXU common stock issued to the THREADPOINT Shareholder residing in the U.S. shall be endorsed with following legend:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR WEBXU, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR WEBXU, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

Each certificate representing the shares of WEBXU common stock issued to the THREADPOINT Shareholder residing outside of the U.S. shall be endorsed with following legends:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON SECTION 4(2) OF THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTION MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

The THREADPOINT Shareholder understands that the shares of WEBXU common stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the shares of WEBXU common stock or any available exemption from registration under the Securities Act, the shares of WEBXU common stock must be held indefinitely. The THREADPOINT Shareholder is aware that the shares of WEBXU common stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

15

ARTICLE III

Representations and Warranties of WEBXU

WEBXU represents and warrants to the THREADPOINT Parties as follows:

Section 3.1        Organization and Standing. WEBXU is duly organized, validly existing and in good standing under the laws of the State of Delaware. WEBXU is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by WEBXU or the nature of the business which it conducts requires qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect on WEBXU. WEBXU has the requisite power and authority to own, lease and operate its tangible assets and properties and to carry on its business as now being conducted and, subject to necessary approvals of the relevant Government Authorities, as presently contemplated to be conducted.

Section 3.2        Authority; Execution and Delivery; Enforceability. WEBXU has all requisite corporate power and authority to execute and deliver this Agreement and the other documents to which it is a Party and to consummate the Transactions. The execution and delivery by WEBXU of this Agreement and the consummation by WEBXU of the Transactions have been duly authorized and approved by the WEBXU Board and no other corporate proceedings on the part of WEBXU are necessary to authorize this Agreement and the Transactions. All action, corporate and otherwise, necessary to be taken by WEBXU to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by WEBXU in connection with the Transactions have been duly and validly taken. Each of this Agreement and any other documents to which WEBXU is a Party, has been duly executed and delivered by WEBXU and constitutes the valid, binding, and enforceable obligation of WEBXU, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.3        No Conflicts. The execution and delivery of this Agreement and the consummation of the Transactions and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (other than any Liens for Taxes not yet due or delinquent or any statutory Liens arising in the ordinary course of business by operation of Law and which are not, individually or in the aggregate, significant) upon any of the assets and properties of WEBXU, under, any provision of: (i) the Articles of Incorporation of WEBXU, as amended to the date of this Agreement, or the bylaws of WEBXU, as amended to the date of this Agreement (the “WEBXU Constituent Instruments”); or (ii) any WEBXU Contract that has been filed by WEBXU with the SEC and to which WEBXU is a party or to or by which it (or any of its assets and properties) is subject or bound; (b) subject to the filings and other matters referred to in Section 3.4, conflict with any material Judgment or Law applicable to WEBXU, or its properties or assets; (c) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to WEBXU; or (d) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Contract to which WEBXU is a party.

16

Section 3.4        Consents and Approvals. No Consent of, or registration, declaration or filing with, or permit from, any Governmental Authority is required to be obtained or made by or with respect to WEBXU in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) any filings as required under applicable securities laws; and (ii) the procurement of such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on WEBXU and would not prevent, or materially alter or delay consummation of any of the Transactions.

Section 3.5        [Intentionally Omitted]

Section 3.6        Absence of Certain Changes or Events. Since the date of the most recent public financial statements included in the WEBXU financial statements provided to THREADPOINT prior to the date of this Agreement, except as disclosed in Schedule 3.6, there has not been:

(a)        any event, situation or effect (whether or not covered by insurance) that has resulted in, or to WEBXU’s Knowledge, is reasonably likely to result in, a Material Adverse Effect on WEBXU;

(b)        any damage, destruction or loss to, or any material interruption in the use of, any of the assets of WEBXU (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on WEBXU;

(c)        any material change to a material Contract by which WEBXU or any of its assets is bound or subject;

(d)        any resignation or termination of employment of the Chief Executive Officer or Chief Financial Officer of WEBXU;

(e)        any mortgage, pledge, transfer of a security interest in, or Lien, created by WEBXU, with respect to any of its material properties or assets;

(f)        any alteration of WEBXU’s method of accounting or the identity of its auditors; or

(g)        any negotiations, arrangement or commitment by WEBXU to take any of the actions described in this Section 3.6.

Section 3.7        Undisclosed Liabilities. WEBXU has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) due after the date hereof other than those (a) set forth or adequately provided for in the most recent Balance Sheet included in the WEBXU Financial Statements (the “WEBXU Balance Sheet”), not required to be set forth on the WEBXU Balance Sheet under U.S. GAAP or (b) incurred since the date of the WEBXU Balance Sheet and not reasonably likely to result in a Material Adverse Effect on WEBXU.

17

Section 3.8        Litigation. As of the date hereof, there is no Action which (a) adversely affects or challenges the legality, validity or enforceability of this Agreement or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on WEBXU. Neither WEBXU, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

Section 3.9        Compliance with Applicable Laws. The WEBXU Entities are in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on WEBXU.

Section 3.10        Broker’s and Finders’ Fees. WEBXU has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any Transaction.

Section 3.11        [Intentionally Omitted]

Section 3.12        Money Laundering Laws. The operations of WEBXU are and have been conducted at all times in compliance with Money Laundering Laws and no proceeding involving WEBXU with respect to the Money Laundering Laws is pending or, to the Knowledge of WEBXU, is threatened.

ARTICLE IV

Conduct Prior To The Closing

Section 4.1        Covenants of THREADPOINT Parties. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the THREADPOINT Parties agree that each of the THREADPOINT Entities shall use commercially reasonable efforts, or cause such entities to use commercially reasonable efforts, to (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other Parties), (i) carry on its business in the ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due (subject to good faith disputes over such debts or Taxes), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, and (ii) use its commercially reasonable efforts consistent with past practice to keep available the services of its present officers, directors and employees and use its commercially reasonable efforts consistent with past practice to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that there shall not be a Material Adverse Effect in its ongoing businesses as of the Closing Date. The THREADPOINT Parties agree to promptly notify WEBXU of any material event or occurrence not in the ordinary course of its business that would have or reasonably be expected to have a Material Adverse Effect on the THREADPOINT Entities. Without limiting the generality of the forgoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, none of the THREADPOINT Parties shall do, allow, cause or permit any of the following actions to occur with respect to any of the THREADPOINT Entities without the prior written consent of WEBXU, which shall not be unreasonably delayed or withheld:

18

(a)        Charter Documents. Cause or permit any amendments to any of the THREADPOINT Constituent Instruments or any other equivalent organizational documents, except as contemplated by this Agreement;

(b)        Accounting Policies and Procedures. Change any method of accounting or accounting principles or practices by THREADPOINT, except for any such change required by any Legal Requirement or by a change in any Legal Requirement or U.S. GAAP;

(c)        Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

(d)        Material Contracts. Enter into any new Material Contract, or violate, amend or otherwise modify or waive any of the terms of any existing Material Contract, other than (i) in the ordinary course of business consistent with past practice or (ii) upon prior consultation with, and prior written consent (which shall not be unreasonably delayed or withheld) of WEBXU;

(e)        Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(f)        Intellectual Property. Transfer or license to any Person or entity any Intellectual Property Rights other than the license of non-exclusive rights to Intellectual Property Rights in the ordinary course of business consistent with past practice;

(g)        Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole, except in the ordinary course of business consistent with past practice;

(h)        Liabilities. Except in its ordinary course of business, incur any liabilities;

19

(i)        Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice that do not exceed $10,000 individually or in the aggregate;

(j)        Acquisitions. Acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole, or acquire any equity securities of any corporation, partnership, association or business organization;

(k)        Employment. Except as required to comply with Legal Requirements or agreements or pursuant to plans or arrangements existing on the date hereof, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance, retirement, retention, incentive or similar agreement, arrangement or benefit plan for the benefit or welfare of any current or former director, executive officer or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, executive officer, (iii) materially amend or accelerate the payment, right to payment or vesting of any compensation or benefits, (iv) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, or (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder;

(l)        Facility. Open or close any facility or office except in the ordinary course of business;

(m)       Taxes. Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(n)        Litigation. Initiate, compromise or settle any material litigation or arbitration proceedings; and

(o)        Other. Agree, in writing or otherwise, to take any of the actions described in Sections 4.1(a) through (n) above.

20

Section 4.2        Covenants of WEBXU. From the date hereof until the earlier of the termination of this Agreement or the Closing Date, WEBXU agrees that WEBXU shall use commercially reasonable efforts, (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other Parties), to (i) carry on its business in the ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due or necessary (subject to good faith disputes over such debts or taxes), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations and (ii) use its commercially reasonable efforts consistent with past practice to keep available the services of its present officers, directors and employees and use its commercially reasonable efforts consistent with past practice to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that there shall not be a Material Adverse Effect in its ongoing businesses as of the Closing Date. WEBXU agrees to promptly notify the THREADPOINT Parties of any material event or occurrence not in the ordinary course of its business and of any event that would have a Material Adverse Effect on any of the WEBXU Parties. Without limiting the generality of the forgoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the WEBXU Parties shall not do, allow, cause or permit any of the following actions to occur without the prior written consent of the THREADPOINT Parties, which consent shall not be unreasonably delayed or withheld:

(a)        Charter Documents. None of the WEBXU Parties shall adopt or propose any change in any of their constituent instruments, except for such amendments required by any Legal Requirement, the rules and regulations of the SEC, or by the Share Exchange on which the WEBXU Common Stock is listed for trading;.

(b)        Accounting Policies and Procedures. WEBXU shall not change any method of accounting or accounting principles or practices by WEBXU, except for any such change required by any Legal Requirement or by a change in any Legal Requirement or U.S. GAAP;

(c)        Other. Agree in writing or otherwise to take any of the actions described in Sections 4.2(a) through (c) above.

ARTICLE V

Covenants of the THREADPOINT Parties

Section 5.1        Access to Information. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which any THREADPOINT Party is subject, between the date of this Agreement and the Closing Date, subject to WEBXU’s undertaking to use its commercially reasonable efforts to keep confidential and protect the Trade Secrets of the THREADPOINT Parties against any disclosure, the THREADPOINT Parties will permit WEBXU and its Representatives reasonable access at dates and times agreed upon by the applicable THREADPOINT Party and WEBXU, to all of the books and records of the THREADPOINT Entities which the WEBXU determines are necessary for the preparation of such filings or submissions in accordance with SEC rules and regulations as are necessary to consummate the Transactions and as are necessary to respond to requests of the SEC’s staff, WEBXU’s accountants and relevant Governmental Authorities. Notwithstanding anything to the contrary contained herein, the WEBXU Parties may make a disclosure otherwise prohibited by this Section 5.1 if required by applicable law or regulation or regulatory, administrative or legal process (including, without limitation, by oral questions, interrogatories, requests for information, subpoena of documents, civil investigative demand or similar process) or the rules and regulations of the SEC or any stock exchange or trading system having jurisdiction over WEBXU Parties. In the event that any WEBXU Party or any of its Representatives is requested or required to disclose any Trade Secrets of THREADPOINT Parties as provided in the proviso in the immediately preceding sentence, such WEBXU Party shall provide the THREADPOINT Entities with prompt written notice of any such request or requirement so that the THREADPOINT Entities may seek a protective order or other appropriate remedy.

21

Section 5.2        Fulfillment of Conditions. The THREADPOINT Parties shall use their commercially reasonable efforts to fulfill the conditions specified in Article VIII to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the Transactions contemplated hereby, and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their commercially reasonable efforts to conduct their business in such manner that on the Closing Date the representations and warranties of the each of the THREADPOINT Entities contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

Section 5.3        Disclosure of Certain Matters. From the date hereof through the Closing Date, each of the THREADPOINT Entities shall give WEBXU prompt written notice of any event or development that occurs that is of a nature that, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on the THREADPOINT Entities.

Section 5.4        Regulatory and Other Authorizations; Notices and Consents.

(a)        The THREADPOINT Entities shall use their commercially reasonable efforts to obtain all material Consents that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate with WEBXU in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b)        Each THREADPOINT Entity shall give promptly such notices to third parties and use its or their commercially reasonable efforts to obtain such third party consents and estoppel certificates as are required to consummate the Transactions.

(c)        THREADPOINT shall cooperate and use commercially reasonable efforts to assist WEBXU in giving such notices and obtaining such consents and estoppel certificates as are required to consummate the Transactions.

ARTICLE VI

Covenants of WEBXU

Section 6.1        Fulfillment of Conditions. From the date hereof to the Closing Date, WEBXU shall use its commercially reasonable efforts to fulfill the conditions specified in Article VIII to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the Transactions, and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using its commercially reasonable efforts to conduct the business of WEBXU in such manner that on the Closing Date the representations and warranties of WEBXU contained herein shall be accurate as though then made).

22

Section 6.2        Disclosure of Certain Matters. From the date hereof through the Closing Date, WEBXU shall give THREADPOINT and the THREADPOINT Shareholder prompt written notice of any event or development that occurs that is of a nature that, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on WEBXU.

Section 6.3        Regulatory and Other Authorizations; Notices and Consents. WEBXU shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Transaction Documents to which it is a party and will cooperate fully with THREADPOINT in promptly seeking to obtain all such authorizations, consents, orders and approvals.

Section 6.4        Valid Issuance of Shares. The Transaction Shares to be issued to the THREADPOINT Shareholder hereunder will be duly authorized, validly issued, fully paid and nonassessable and, when issued and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued and will constitute a valid, binding and enforceable obligation of WEBXU in accordance with their terms and will have been issued in compliance with all applicable federal and state securities laws.

ARTICLE VII

Additional Agreements and Covenants

Section 7.1        Disclosure Schedules. Each of Parties shall, as of the Closing Date, have the obligation to supplement or amend their respective Disclosure Schedules being delivered concurrently with the execution of this Agreement and annexes and exhibits hereto with respect to any matter hereafter arising or discovered which resulted in, or could reasonably be expected to result in a Material Adverse Effect on such Party. The obligations of the Parties to amend or supplement their respective Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the representations and warranties of the Parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement.

Section 7.2        Lock-Up Agreement(s). As soon as practicable following the execution of this Agreement, but in any event prior to the Closing Date, the THREADPOINT Shareholder shall execute and enter into a lock-up agreement substantially in the form attached hereto as Exhibit C (the “Lock-Up Agreement”).

Section 7.3        Confidentiality. Between the date hereof and the Closing Date, each of WEBXU, the THREADPOINT Parties shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system, all documents and information concerning the other Party furnished to it by such other Party or its Representatives in connection with the Transactions, except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party, or (c) later lawfully acquired by the Party to which it was furnished from other sources, which source is not a Representative of the other Party, and each Party shall not release or disclose such information to any other Person, except its Representatives in connection with this Agreement. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Party in connection with the Transactions, if it exercises the same care as it takes to preserve confidentiality for its own similar information, but no less than a reasonable degree of care.

23

Section 7.4        Public Announcements. From the date of this Agreement until the Closing or termination of this Agreement, WEBXU and each of the THREADPOINT Entities shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the Transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of WEBXU (in the case of THREADPOINT Entities) or any THREADPOINT Entities (in the case of WEBXU), except as required by Law or by the rules and regulations of, or pursuant to any agreement of, a stock exchange or trading system. Each Party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any Party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other Parties regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other Parties and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any Party to its counsel, accountants and other professional advisors.

ARTICLE VIII

Conditions to Closing

Section 8.1        THREADPOINT Parties Conditions Precedent. The obligations of the THREADPOINT Parties to enter into and complete the Closing are subject, at the option of the THREADPOINT Parties, to the fulfillment on or prior to the Closing Date of the following conditions by WEBXU, any one or more of which may be waived by THREADPOINT in writing.

(a)        Representations and Covenants. The representations and warranties of the WEBXU Parties contained in this Agreement shall be true on and as of the Closing Date except where the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect on the WEBXU Parties and each of the WEBXU Parties shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

24

(b)        Litigation. No action, suit or proceeding (i) shall have been instituted before any court or governmental or regulatory body or instituted by any Governmental Authorities to restrain, modify or prevent the carrying out of the Transactions, or to seek damages or a discovery order in connection with such Transactions, or (ii) which has or may have, in the reasonable opinion of THREADPOINT or the THREADPOINT Shareholder, a Material Adverse Effect on the THREADPOINT Entities.

(c)        No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date hereof which has had or is reasonably likely to cause a Material Adverse Effect on WEBXU.

(d)        Deliveries. The deliveries required to be made by WEBXU shall have been made by WEBXU.

(e)        Governmental Approval. The Parties shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of or in connection with this Agreement and the Transactions contemplated hereby.

(f)        Transaction Documents. The Transaction Documents shall have been executed and delivered by the Parties.

(g)        Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting any WEBXU Party’s conduct or operation of the business of the WEBXU Parties following the Share Exchange shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority, domestic or foreign, seeking the foregoing be pending.

Section 8.2        WEBXU Conditions Precedent. The obligations of WEBXU to enter into and complete the Closing are subject, at the option of WEBXU, to the fulfillment on or prior to the Closing Date of the following conditions by each of the THREADPOINT Parties, any one or more of which may be waived by WEBXU in writing:

(a)        Representations and Covenants. The representations and warranties of the THREADPOINT Parties contained in this Agreement shall be true on and as of the Closing Date except where the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect on the THREADPOINT Parties and each of the THREADPOINT Parties shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date, and the THREADPOINT Parties shall have delivered to WEBXU a certificate, dated the Closing Date, to the foregoing effect.

(b)        Litigation. No action, suit or proceeding (i) shall have been instituted before any court or governmental or regulatory body or instituted by any Governmental Authorities to restrain, modify or prevent the carrying out of the Transactions, or to seek damages or a discovery order in connection with such Transactions, or (ii) which has or may have, in the reasonable opinion of WEBXU, a Material Adverse Effect on WEBXU.

25

(c)        No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since January 1, 2012, which has had or is reasonably likely to cause a Material Adverse Effect on any of the THREADPOINT Entities.

(d)        Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting any THREADPOINT Entities’ conduct or operation of the business of any of the THREADPOINT Entities following the Share Exchange shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority, domestic or foreign, seeking the foregoing be pending.

(e)        Deliveries. All other deliveries required to be made by the THREADPOINT Parties shall have been made by them.

(f)        Governmental Approval. The Parties shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of or in connection with this Agreement and the Transactions contemplated hereby.

(g)        Employment Agreement. Certain THREADPOINT employees as identified and approved by WEBXU shall have entered into those certain employment agreements with WEBXU, the form of which is attached hereto as Appendix A and B (the “Employment Agreements”).

(h)        Transaction Documents. The Transaction Documents shall have been executed and delivered by the Parties.

(i)        Non-Compete.         PC GLOBAL and POELMAN shall have entered into certain non-competition agreements with WEBXU, the form of which is attached hereto as Appendix C and D (the “Non-competition Agreements”).

ARTICLE IX

Indemnification

Section 9.1        Survival. The representations, warranties, covenants and agreements contained in or made pursuant to this Agreement and any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Closing, and thereafter shall survive for a period of (i) forty-eight (48) months after Closing for THREADPOINT and the THREADPOINT Shareholder and (ii) 12 months after Closing for WEBXU. The term during which any representation, warranty, or covenant survives hereunder is referred to as the “Survival Period.” Except as expressly provided in this paragraph, no claim for indemnification hereunder may be made after the expiration of the Survival Period.

26

Section 9.2        Indemnification by the THREADPOINT Shareholder.

(a)        The THREADPOINT Shareholder shall, subject to the terms hereof, indemnify, defend and hold harmless WEBXU (which term, for the purposes of this Article IX shall include any of WEBXU’s successors) and its assigns (the “WEBXU Indemnified Parties”) from and against any liabilities, loss, claims, damages, fines, penalties, expenses (including costs of investigation and defense and reasonable attorneys’ fees and court costs) (collectively, “Damages”) arising from: (i) any breach of any representation or warranty made by the THREADPOINT Parties in Article II hereof or in any certificate delivered by the THREADPOINT Parties pursuant to this Agreement; or (ii) any breach by any THREADPOINT Party of its covenants or obligations in this Agreement to be performed or complied with by such THREADPOINT Party at or prior to the Closing.

Section 9.3        Indemnification by WEBXU.

(a)        WEBXU shall, subject to the terms hereof, indemnify, defend and hold harmless each of the THREADPOINT Parties and their respective successors and assigns (the “THREADPOINT Indemnified Parties”) from and against any Damages arising from: (i) any breach of any representation or warranty made by the WEBXU Parties in Article III hereof or in any certificate delivered by WEBXU pursuant to this Agreement; or (ii) any breach by any WEBXU Party, of its covenants or obligations in this Agreement to be performed or complied with by such WEBXU Party at or prior to the Closing.

Section 9.4        Limitations on Indemnity.

(a)        Notwithstanding any other provision in this Agreement to the contrary, the WEBXU Indemnified Parties shall not be entitled to indemnification pursuant to Section 9.2, unless and until the aggregate amount of Damages to the WEBXU Indemnified Parties with respect to such matters under Section 9.2 exceeds $25,000 (the “Deductible”), and then only to the extent such Damages exceed the Deductible.

(b)        Notwithstanding any other provision in this Agreement to the contrary, no THREADPOINT Party shall be entitled to indemnification pursuant to Section 9.3, unless and until the aggregate amount of Damages with respect to such matters under Section 9.3 exceeds the Deductible, and then only to the extent such Damages exceed the Deductible.

(c)        In no event shall any Party hereto have any liability to the other Parties hereto for any consequential, special, punitive or indirect loss or damage whether or not any claim for such damages is based on tort or contract or that such Party knew or should have known the likelihood of such damages in any circumstances.

27

Section 9.5        Defense of Third Party Claims. If a Party determines to make a claim for indemnification hereunder (each as applicable an “Indemnitee”), such Party as applicable shall notify the indemnifying party (an “Indemnitor”) of the claim in writing promptly after receiving notice of any action, lawsuit, proceeding, investigation, demand or other claim against the Indemnitee (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof in reasonable detail (such written notice, an “Indemnification Notice”); provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee’s claim for indemnification at such Indemnitor’s expense, and at its option shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided, that the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided, however, that the fees and expenses of such separate counsel shall be borne by the Indemnitee and shall not be recoverable from such Indemnitor under this Article IX. If the Indemnitor shall control the defense of any such claim, the Indemnitor shall be entitled to settle such claims; provided, that the Indemnitor shall obtain the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim. If the Indemnitor assumes such defense, the Indemnitor shall not be liable for any amount required to be paid by the Indemnitee that exceeds, where the Indemnitee has unreasonably withheld or delayed consent in connection with the proposed compromise or settlement of a third party claim, the amount for which that third party claim could have been settled pursuant to that proposed compromise or settlement. In all cases, the Indemnitee shall provide its reasonable cooperation with the Indemnitor in defense of claims or litigation, including by making employees, information and documentation reasonably available. If the Indemnitor shall not assume the defense of any such action, lawsuit, proceeding, investigation or other claim, the Indemnitee may defend against such matter as it deems appropriate; provided that the Indemnitee may not settle any such matter without the written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed) if the Indemnitee is seeking or will seek indemnification hereunder with respect to such matter.

Section 9.6        Determining Damages. The amount of Damages subject to indemnification under Section 9.2 or Section 9.3 shall be calculated net of (i) any Tax Benefit inuring to the Indemnitee on account of such Damages, (ii) any insurance proceeds or other amounts under indemnification agreements received or receivable by the Indemnitee on account of such Damages. If the Indemnitee receives a Tax Benefit on account of such Damages after an indemnification payment is made to it, the Indemnitee shall promptly pay to the Person or Persons that made such indemnification payment the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is realized by the Indemnitee. For purposes hereof, “Tax Benefit” shall mean any refund of Taxes to be paid or reduction in the amount of Taxes which otherwise would be paid by the Indemnitee, in each case computed at the highest marginal tax rates applicable to the recipient of such benefit. To the extent Damages are recoverable by insurance, the Indemnitees shall take all commercially reasonable efforts to obtain maximum recovery from such insurance. In the event that an insurance or other recovery is made by any Indemnitee with respect to Damages for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be made promptly to the Person or Persons that provided such indemnity payments to such Indemnitee. The Indemnitors shall be subrogated to all rights of the Indemnitees in respect of Damages indemnified by the Indemnitors. The Indemnitees shall take all commercially reasonable efforts to mitigate all Damages upon and after becoming aware of any event which could reasonably be expected to give rise to Damages. For Tax purposes, the Parties agree to treat all payments made under this Article IX as adjustments to the consideration received for the THREADPOINT Shares.

28

Section 9.7        Right of Setoff Against the Additional Consideration Shares. To the extent that any THREADPOINT Shareholder is obligated to indemnify WEBXU after the Closing under the provisions of this Article IX for Damages, in addition to any other rights WEBXU may have under this Article IX or otherwise, WEBXU shall have the right, exercisable at its option, to decrease any amount due and owing or to be due and owing to it hereunder by cancelling some or all of the Additional Consideration Shares that are issuable to the THREADPOINT Shareholder after the Closing Date. With respect to each indemnification claim made by WEBXU hereunder, WEBXU shall deliver notice to the THREADPOINT Shareholder(s) pursuant to Section 11.1 at any time an indemnification claim: (A) stating that WEBXU has paid or accrued Damages and (B) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid or accrued, and the nature of the misrepresentation, breach of representation and warranty or covenant or agreement to which such item is related. Upon delivery of such notice and evidence of Damages, WEBXU will be permitted to and authorized to withhold from the Additional Consideration Shares or the Additional Consideration Cash an amount equal to such Damages. The number of shares of WEBXU Common Stock that may be withheld by WEBXU will determined by valuing each share of WEBXU Common Stock at $1.50 per share (if WEBXU Common Stock is not yet publicly traded) or the average closing price of the WEBXU Common Stock on the OTC Bulletin Board, or such other market on which the Common Stock is listed or quoted, for trading for the ten trading days immediately prior to the Target Date. All Additional Consideration Shares that are still issuable by WEBXU after any set-off pursuant to this Section 9.7 shall be promptly delivered to the THREADPOINT Shareholder. All Additional Consideration Shares withheld to satisfy some or all of any indemnification claim shall be cancelled by WEBXU.

Section 9.8        Remedies. The remedies provided in this Article IX will not be exclusive of or limit any other remedies that may be available to the Parties.

Section 9.9        Limitation on Recourse; No Third Party Beneficiaries.

(a)        No claim shall be brought or maintained by any Party or its respective successors or permitted assigns against any officer, director, partner, member, agent, representative, Affiliate, equity holder, successor or permitted assign of any Party which is not otherwise expressly identified as a Party, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties, covenants or obligations of any Party set forth or contained in this Agreement or any exhibit or schedule hereto or any certificate delivered hereunder.

29

(b)        Except as set forth in Section 9.3, the provisions of this Article IX are for the sole benefit of the Parties and nothing in this Article IX, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Article IX.

ARTICLE X

Termination

Section 10.1        Methods of Termination. Unless waived by the Parties hereto in writing, the Transactions may be terminated and/or abandoned at any time but not later than the Closing:

(a)        by mutual written consent of the Parties;

(b)        by either WEBXU or the THREADPOINT Parties, if the Closing has not occurred by such date that has been agreed by the Parties;

(c)        by any THREADPOINT Party, if there has been a breach by WEBXU of any representation, warranty, covenant or agreement contained in this Agreement which has prevented the satisfaction of the conditions to the obligations of the THREADPOINT Parties at the Closing under Section 8.1(a) and such violation or breach has not been waived by the THREADPOINT Parties or cured by the WEBXU Parties within ten (10) business days after written notice thereof from the THREADPOINT Parties;

(d)        by WEBXU, if there has been a breach by the THREADPOINT Parties of any representation, warranty, covenant or agreement contained in this Agreement which has prevented the satisfaction of the conditions to the obligations of the WEBXU Parties at the Closing under Section 8.2(a) and such violation or breach has not been waived by the WEBXU Parties or cured by the THREADPOINT Parties within ten (10) business days after written notice thereof from the WEBXU Parties;

Section 10.2        Effect of Termination.

(a)        In the event of termination and abandonment by either WEBXU or the THREADPOINT Parties, or all of them, pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other Party, and except as set forth in this Section 10, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, and each Party shall bear its own costs and expenses. Nothing contained in this Section 10.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

(b)        If the Transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

(i)        each Party hereto will destroy all documents, work papers and other material (and all copies thereof) of the other Party relating to the Transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

30

(ii)        all confidential information received by either Party hereto with respect to the business of the other Party hereto shall be treated in accordance with Section 7.3 hereof, which shall survive such termination or abandonment. Notwithstanding anything herein to the contrary, Article X and Article XI shall survive termination of this Agreement.

ARTICLE XI

Miscellaneous

Section 11.1        Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the addresses set forth on the signature pages hereto (or at such other address for a Party as shall be specified in writing to all other Parties).

Section 11.2        Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by all of the Parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 11.3        Expenses. Each Party shall be responsible for its own Expenses in connection with this Agreement and the transaction contemplated hereby.

Section 11.4        [INTENTIONALLY DELETED.]

Section 11.5        Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 11.6        Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

Section 11.7        Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

31

Section 11.8        Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with all Exhibits, Annexes and Schedules hereto (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any Person other than the Parties any rights or remedies.

Section 11.9        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 11.10        Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 11.11        Arbitration. Any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement or the transactions contemplated hereby shall be finally settled by binding arbitration. The arbitration shall be conducted and the arbitrator chosen in accordance with the rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of WEBXU and the THREADPOINT Shareholder. In connection with any such arbitration, each Party shall be afforded the opportunity to conduct discovery in accordance with the Federal Rules of Civil Procedure. The seat of the arbitration shall be in Los Angeles, California. Each of WEBXU and the THREADPOINT Shareholder hereby irrevocably submits to the jurisdiction of the arbitrator in Los Angeles, California and waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient forum or that such venue is improper. The arbitral award shall be in writing and shall be final and binding on each of the parties to this Agreement. The award may include an award of costs, including reasonable attorneys’ fees and disbursements and may also include injunctive relief. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. Each of WEBXU and the THREADPOINT Parties acknowledges and agrees that by agreeing to these arbitration provisions each of the parties hereto is waiving any right that such party may have to a jury trial with respect to the resolution of any dispute under this Agreement or the transactions contemplated hereby.

[Signature Page Follows]

32

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Address:	WEBXU, INC.
3435 Ocean Park Blvd., Ste. 107-282
Santa Monica, CA 90405	By:
Attn: Chief Executive Officer	Name: Matt Hill
Title: Chief Executive Officer

Address:	THREAD POINT HOLDING, INC.
1250 East 200 South, Ste. 2E
Lehi, UT 84043	By:
Name: Ryan Poelman
Title: Chief Executive Officer

PC GLOBAL INVESTMENTS LLC
Address:
1250 East 200 South, Ste. 2E
Lehi, UT 84043	Ryan Poelman, managing member of PC
GLOBAL INVESTMENTS LLC

RYAN POELMAN
Address:
1250 East 200 South, Ste. 2E
Lehi, UT 84043	Ryan Poelman

33

ATTACHMENT TWO

Exhibit A

Definitions

“THREADPOINT Constituent Instruments” means THREADPOINT’s Certificate of Incorporation and Bylaws, each as amended through the date hereof.

“THREADPOINT Entities” means, collectively, THREADPOINT and any the Subsidiary of THREADPOINT, including but not limited to, Threadpoint, LLC, Managed Media Holding, LLC and Managed Media Group, LLC.

“Affiliates” shall mean any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities of a second Person shall be deemed to control that second Person. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

“WEBXU Common Stock” means the Common Stock of WEBXU, $0.001 par value per share.

“WEBXU Entities” means collectively WEBXU and any wholly-owned Subsidiary of WEBXU.

“WEBXU Securities” means the Transaction Shares.

“Contract” means a contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“Environmental Law” shall mean any Legal Requirement that requires or relates to:

(a)        advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(b)        preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

(c)        reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(d)        assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of;

(e)        protecting resources, species, or ecological amenities;

A-1

(f)        reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(g)        cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

(h)        making responsible parties pay private parties, or groups of them, for damages done to their health or the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“Exchange Act” means the Share Exchange Act of 1934, as amended.

“Expenses” shall mean all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party on its behalf in connection with or related to the authorization, preparation, diligence, negotiation, execution and performance of this Agreement and the Transaction Documents.

“Governmental Authority” means any national, federal, state, provincial, local or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body of competent jurisdiction, or other governmental authority or instrumentality, domestic or foreign.

“Judgment” means any judgment, order or decree.

“Knowledge”, with respect to WEBXU shall mean the actual knowledge of its Chief Executive Officer or Chief Financial Officer.

“Law(s)” means any law, statute, ordinance, rule, regulation, order, writ, injunction or decree.

“Legal Requirement” means any federal, state, local, municipal, provincial, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authorities (or under the authority of any national Share Exchange upon which WEBXU Securities then listed or traded)

“Liens” means any liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances.

“Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such Person and its subsidiaries, taken as a whole.

“Net Working Capital” means current assets (defined as cash, other receivables and prepaid expenses) minus current liabilities as reflected in a balance sheet included in financial statements prepared in accordance with Section 2.8.

A-2

“Permits” mean all governmental franchises, licenses, permits, authorizations and approvals necessary to enable a Person to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

“Person” shall mean an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

“Representatives” of either Party shall mean such Party’s employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants and any other person acting on behalf of such Party.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of a specified Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other subsidiary (a) directly or indirectly owns, beneficially or of record, an amount of voting securities of other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body, or (b) owns at least 50% of the outstanding equity or financial interests of such entity.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Authority, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Trade Secrets” means all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provides advantages over competitors who do not know or use it.

“Transaction Documents” means this Agreement, the Lock-Up Agreement, the Employment Agreement and any ancillary documents.

“U.S. GAAP” means generally accepted accounting principles of the United States.

A-3

Schedule 1.3

PUT/CALL OPTION AGREEMENT

This Put/Call Option Agreement (this “Agreement”) is made and entered into this ___ day of May, 2012 (“the “Effective Date”), by and between WEBXU, Inc., a Delaware corporation (“WEBXU”) and PC GLOBAL INVESTMENTS LLC, a Utah limited liability company (“PC GLOBAL”). WEBXU and PC GLOBAL are each referred to as a “Party” and, collectively, they are sometimes referred to as the “Parties.”

RECITALS

WHEREAS, the Parties have entered into that certain Share Exchange Agreement as of the __ day of May, 2012 (“Share Exchange Agreement”) in which PC GLOBAL desires to have a Put option for certain WEBXU shares as set forth in the Share Exchange Agreement and WEBXU desires to have a Call option for those same WEBXU shares;

WHEREAS, it is a condition to the Parties’ obligations to close the transactions contemplated in the Share Exchange Agreement that the Parties execute and deliver this Agreement; and

NOW THEREFORE, for and in consideration of the transactions contemplated in the Share Exchange Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WEBXU and PC GLOBAL agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

(a) “Business Day” means any day other than a Saturday, a Sunday or a day in which commercial banks located in Los Angeles are permitted by law to close. In the event that an action falls on a non-Business Day, then such action may be taken on the next Business Day.

(b) “Call Period” means the period beginning on the Effective Date of this Agreement and ending on a Business Day eighteen (18) months thereafter.

(c) “Call Strike Price” means US$2.50 per PC GLOBAL share.

(d) “PC GLOBAL Stock” means only the Two Million (2,000,000) shares of common stock, $0.001 par value per share, of Webxu, Inc. received by PC GLOBAL under the terms of the Share Exchange Agreement.

(e) “Put Period A” means the period beginning twelve (12) months after the Effective Date and ending on a Business Day fourteen (14) days thereafter.

(f) “Put Period B” means the period beginning eighteen (18) months after the Effective Date and ending on a Business Day fourteen (14) days thereafter.

(g) “Put Strike Price” means US$2.500 per PC GLOBAL Stock share.

A-4

ARTICLE II

PUT OPTION

Section 2.1 Put Option. WEBXU hereby grants PC GLOBAL: (1) an irrevocable option (the “Put Option A”) under this Agreement under which PC GLOBAL shall have the right, but not the obligation, to cause WEBXU to purchase One Million (1,000,000) of the outstanding shares of PC GLOBAL Stock at the Put Strike Price; and (2) an irrevocable option (the “Put Option B”) under this Agreement under which PC GLOBAL shall have the right, but not the obligation, to cause WEBXU to purchase One Million (1,000,000) of the outstanding shares of PC GLOBAL Stock at the Put Strike Price. Any Put Option exercised pursuant to this Section 2.1 shall be completed within fifteen (15) days following the giving of an executed copy of the exercise notice in the applicable form attached hereto as Exhibit A (the “Exercise Notice”). At the Closing (i) PC GLOBAL will deliver to WEBXU the certificate or certificates representing the shares to be acquired by WEBXU, accompanied by stock powers executed in blank and otherwise will take such action as may be reasonably necessary in order to transfer to WEBXU good and marketable title to such shares, free and clear of all claims, liens and encumbrances of any nature, and (ii) WEBXU will at its election satisfy the payment obligation either by (x) wire transfer of the amount thereof in immediately available funds to PC GLOBAL’s designated bank account or (y) by certified check.

Section 2.2 Put Option Exercise Notice. In order to exercise the Put Option A, PC GLOBAL shall send at any time prior to 5:00 p.m., Pacific time, on the last Business Day of the Put Period A to WEBXU an executed copy of the applicable Exercise Notice. In order to exercise the Put Option B, PC GLOBAL shall send at any time prior to 5:00 p.m., Pacific time, on the last Business Day of the Put Period B to WEBXU an executed copy of the applicable Exercise Notice.

ARTICLE III

CALL OPTION

Section 3.1 Call Option. PC GLOBAL hereby grants WEBXU multiple irrevocable options (the “Call Options”) under this Agreement under which WEBXU shall have the right, but not the obligation, to exercise an option to purchase any or all of the outstanding shares of PC GLOBAL Stock at the Call Strike Price in a single or multiple transactions as WEBXU shall elect. Any Call Option exercised hereunder shall be completed within fifteen (15) days following the giving of the Exercise Notice. At the Closing (i) PC GLOBAL will deliver to WEBXU the certificate or certificates representing the shares to be acquired by WEBXU, accompanied by stock powers executed in blank and otherwise will take such action as may be reasonably necessary in order to transfer to WEBXU good and marketable title to such shares, free and clear of all claims, liens and encumbrances of any nature, and (ii) WEBXU will at its election satisfy the payment obligation either by (x) wire transfer of the amount thereof in immediately available funds to PC GLOBAL’s designated bank account or (y) by certified check.

Section 3.2 Call Option Exercise Notice. In order to exercise any of the Call Options, WEBXU shall send at any time prior to 5:00 p.m., Pacific time, on the last Business Day of the Call Period to PC GLOBAL an executed copy of the applicable Exercise Notice.

A-5

ARTICLE IV

COVENANTS AND AGREEMENTS

Section 4.1 Restrictions on Disposition. Subject to Section 4.2, so long as shares of PC GLOBAL Stock are outstanding, PC GLOBAL shall not sell, assign, transfer, give, encumber, pledge or in any other way dispose of PC GLOBAL Stock (any such act is referred to herein as a “Transfer”), except as provided in this Agreement. Subject to the terms of this Agreement, PC GLOBAL shall be entitled to exercise all rights of ownership of their PC GLOBAL Stock.

Section 4.2 Expressly Permitted Transfers.

(a) Notwithstanding anything to the contrary in Section 4.1, PC GLOBAL may Transfer any of its shares of PC GLOBAL Stock or any interest therein (A) to a trust the beneficiary of which is such holder’s owner or such owner’s spouse, parents, members of his immediate family or his lineal descendants, or (B) to any other person provided that WEBXU has consented in writing to such Transfer, which consent can be withheld at the sole discretion of WEBXU (any such transferee pursuant to this Section 4.2(a) shall be referred to herein as a “Permitted Transferee”). Any Transfer made pursuant to this Section 4.2(a) shall be effective only if such Permitted Transferee shall agree in writing to be bound by the terms and conditions of this Agreement.

(b) In the event a Transfer of any shares of PC GLOBAL Stock has taken place in violation of the provisions of this Agreement, such Transfer shall be void and of no effect, and no distribution or any kind shall be paid by WEBXU to the transferee in respect of such shares of PC GLOBAL Stock (all such dividends and distributions being deemed waived), and the voting rights of such shares of PC GLOBAL Stock on any matter whatsoever shall remain vested in the transferor.

Section 4.3 Stock Legend. The stock certificates representing the PC GLOBAL Stock shall contain the following legend, in addition to any other legends deemed appropriate or necessary by the Company:

THIS CERTIFICATE IS TRANSFERABLE ONLY UPON (I) COMPLIANCE WITH AND SUBJECT TO THE PROVISIONS OF THE PUT/CALL OPTION AGREEMENT DATED AS OF MAY __, 2012, BY AND BETWEEN WEBXU, INC. AND PC GLOBAL INVESTMENTS LLC AND (II) THE PRIOR WRITTEN APPROVAL OF THE WEBXU, INC. ANY TRANSFER WITHOUT SUCH COMPLIANCE AND APPROVAL SHALL BE VOID AND OF NO EFFECT. A COPY OF THE PUT/CALL OPTION AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF WEBXU, INC. AT ITS PRINCIPAL PLACE OF BUSINESS. WEBXU, INC. WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO WEBXU, INC. AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION UNLESS A VALID EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND WEBXU, INC. HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO ITS COUNSEL THAT SUCH TRANSFER WOULD NOT VIOLATE ANY FEDERAL OR STATE SECURITIES LAW.

A-6

Section 4.4 Purchase and Sale of Evolved Stock Upon Bankruptcy or Involuntary Transfer. In the event PC GLOBAL (i) voluntarily or involuntarily files for bankruptcy in any court of competent jurisdiction, or (ii) has its shares of PC GLOBAL Stock transferred by operation of law or otherwise involuntarily, unless provided to the contrary in a separate agreement, upon written notice to such new stockholder, WEBXU shall have the continuing option to exercise its Call Option with respect to the shares of PC GLOBAL Stock beneficially owned by such new stockholder in accordance with Article 3 hereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties. Each party represents and warrants to the other party that (i) it has full power and capacity to enter into and perform this Agreement and this Agreement, when executed, will constitute its valid and binding obligations; and (ii) its execution and delivery of, and the performance of its obligations under this Agreement will not result in a breach of any provision of its articles of incorporation or any other constitutive document; or any agreement to which it is a party or which is binding on it or its assets; or result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound.

ARTICLE VI

TERMINATION

        Section 6.1 Termination. Unless otherwise provided herein, this Agreement shall terminate upon the earlier of the parties’ fulfillment of the obligations under this Agreement or one (1) month after the expiration of the Call Period.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 7.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless in writing and signed by the Party to be charged with such amendment or waiver. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

A-7

Section 7.3 Notices. All notices permitted or required to be given pursuant to this Agreement shall be given (and will be deemed to have been duly given, if given) by hand delivery, courier service, facsimile, email, or mailed by registered or certified mail, postage prepaid, return receipt requested:

If to PC GLOBAL INVESTMENTS LLC:

1250 East 200 South, Ste. 2E

Lehi, UT 84043

Facsimile:___________________

Email Address:_________________

Attention: Ryan Poelman

If to WEBXU, Inc.:

11999 San Vicente Blvd., Ste. 400

Los Angeles, CA 90049

Facsimile: (323) 978-1211

Email Address: Matt@webxu.com

Attention: Matt Hill

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if receipt is received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after if not received during the recipient’s normal business hours. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

Section 7.4 Entire Agreement. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.

Section 7.5 Assignments, Successors, and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

Section 7.6 CONSENT TO JURISDICTION. ALL ACTIONS HEREUNDER MUST BE BROUGHT IN THE FEDERAL COURTS IN AND FOR THE CENTRAL DISTRICT OF CALIFORNIA WITHOUT REGARD TO ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE PARTIES. IF SUCH COURTS DO NOT HAVE JURISDICTION FOR ANY REASON, THEN ALL ACTIONS HEREUNDER MUST BE BROUGHT IN THE STATE COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURTS, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT.

A-8

Section 7.7 Governing Law. This Agreement and the performance of the transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of Law principles.

Section 7.8 Severability. Any term of this Agreement which would be invalid or unenforceable as written shall be deemed limited in scope and/or duration to the extent necessary to render it enforceable. The determination of any court that any provision is invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity of the offending term or provision in any other situation or in any other jurisdiction.

Section 7.9 Construction. Wherever the context so permits, the use of words in this Agreement in the masculine, feminine or neuter gender shall be construed to include all of such genders. All references to articles, sections, subsections, or subparagraphs are to provisions of this Agreement unless the context dictates otherwise.

Section 7.10 Successors. All of the terms, agreements, covenants and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. If the principal business, operations or a majority or substantial portion of the assets of PC GLOBAL are assigned, conveyed, allocated or otherwise transferred, including by sale, merger, consolidation, amalgamation, conversion or similar transactions, such receiving person or entity shall automatically become bound by and subject to the provisions of this Agreement, and PC GLOBAL shall cause the receiving person or entity to expressly assume its obligations hereunder.

Section 7.11 Delivery by PDF and Facsimile. This Agreement and any other transaction document, and any amendments hereto or thereto, to the extent signed and delivered by means of portable document format (“PDF”) or a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such Contract, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such Contract shall raise the use of PDF or a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of PDF or a facsimile machine as a defense to the formation of a Contract and each such Party forever waives any such defense.

A-9

WHEREFORE, the Parties have executed this Agreement as of the date first above written.

WEBXU, INC.

By:
Name: Matt Hill
Title: Chief Executive Officer

PC GLOBAL INVESTMENTS LLC

By:
Ryan Poelman, managing member of PC
GLOBAL INVESTMENTS LLC

A-10

EXHIBIT A

EXERCISE NOTICE

If exercise of Put Option:

NOTICE OF EXERCISE OF PUT OPTION

To WEBXU, Inc.:

Date:

The undersigned PC GLOBAL hereby irrevocably exercises its option to cause the Company to purchase ____shares of Common Stock of WEBXU, Inc. beneficially held by PC GLOBAL for $________________ in accordance with Article II of the Put/Call Option Agreement dated May __, 2012.

PC GLOBAL INVESTMENTS LLC:

By:
Name:
Title:

A-11

If exercise of Call Option:

NOTICE OF EXERCISE OF CALL OPTION

To: PC GLOBAL INVESTMENTS LLC

Date:

WEBXU, Inc., a Delaware corporation, hereby irrevocably gives notice to PC GLOBAL of the exercise of its option to purchase __________ shares of Common Stock of WEBXU, Inc., a Delaware corporation, for $___________________ in accordance with Article III of the Put/Call Option Agreement dated May __, 2012.

WEBXU, INC.

By:
Name:
Title:

A-12